EXHIBIT 23.2


                CONSENT OF PERRY-SMITH LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the International DisplayWorks, Inc.'s Amended 2000 Employee Equity Incentive Plan as of our report dated January 23, 2002 with respect to the financial statements and schedule of International DisplayWorks, Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 2002, filed with the Securities and Exchange Commission.

                                        /S/ PERRY-SMITH LLP

Sacramento, California
September 16, 2003